UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2025, NeuroPace, Inc. (the “Company” or “NeuroPace”) and KCK Ltd. (“KCK”) entered into a stock purchase agreement (the “Repurchase Agreement”) pursuant to which the Company has agreed to repurchase all of the shares of its common stock held by KCK in a privately negotiated transaction.

The Company expects to fund the repurchase with a substantial portion of the gross proceeds from the sale of its common stock in the underwritten equity offering that the Company separately announced on February 13, 2025 (the “Equity Offering”). The Company will repurchase the shares from KCK at a price per share equal to the price per share at which the underwriters will purchase shares from the Company in the Equity Offering (the “Stock Repurchase”). The shares being repurchased will become authorized but unissued shares. Prior to giving effect to the Equity Offering and the Stock Repurchase, KCK held approximately 17.5% of our outstanding common stock based on the preliminary number of shares of common stock outstanding as of December 31, 2024.

The closing of the Stock Repurchase is expected to occur no earlier than two business days after the closing of the Equity Offering.

The Stock Repurchase is conditioned upon the closing of the Equity Offering and certain other conditions. We cannot provide any assurance that the Stock Repurchase will occur on the terms described herein, or at all. The description of, and other information in this Current Report on Form 8-K regarding, the Stock Repurchase are included for informational purposes only. Nothing in this Current Report on Form 8-K should be construed as an offer (i) to sell, or the solicitation of an offer to purchase, any of our common stock that we repurchase, or (ii) to repurchase, or the solicitation of an offer to sell, any of our common stock.

The Repurchase Agreement and related arrangements and transactions were reviewed and approved by our audit committee, which is charged with reviewing related party transactions, and is composed of four independent directors who are not affiliated with KCK. Upon the recommendation of the audit committee, a pricing committee established by the board of directors also approved such transactions.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and Private Securities Litigation Reform Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements regarding the completion of the Equity Offering, the satisfaction of customary closing conditions related to the Equity Offering and Stock Repurchase and the planned use of the net proceeds from the Equity Offering to effect the Stock Repurchase. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with the consummation of the Equity Offering and Stock Repurchase, the completion of the Equity Offering and Stock Repurchase on the anticipated terms or at all, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Equity Offering and Stock Repurchase, and general economic conditions. These and other risks and uncertainties include those described more fully in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s public filings with the Securities Exchange Commission (the “SEC’), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company undertakes no obligation to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: February 14, 2025	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration